Exhibit 99.1

Cerberus Cyber Sentinel Corporation

U.S. cybersecurity services firm adds experienced CISO from Booz Allen

SCOTTSDALE, Ariz., March 21, 2022 (GLOBE NEWSWIRE) — via InvestorWire – Cerberus Cyber Sentinel Corporation (NASDAQ: CISO), a Managed Compliance and Cybersecurity Provider (MCCP) based in Scottsdale, Ariz., announces that Ashley Devoto has been appointed chief information security officer (CISO) for the company. She will be responsible for guiding Cerberus Sentinel’s global cybersecurity strategy as well as leading all cybersecurity operations and supporting the delivery of cybersecurity solutions to customers.

Devoto brings 17 years’ experience and a track record of building and leading global cybersecurity programs for large, diverse organizations. Prior to joining Cerberus, Devoto most recently served as CISO for Booz Allen Hamilton, a U.S.-based government contractor, where she was responsible for cybersecurity strategy and led the transformation of cybersecurity organization to defend against today’s threats.

Devoto has leveraged her military experience in both operations and strategy in her role as a client delivery executive to develop robust defenses and deploy military-grade cybersecurity and risk management solutions to protect Fortune 500 organizations. Prior to that, she served as a business information security officer (BISO) at Bank of America, where she was responsible for information security consultancy, information assurance of third parties, and risk management and remediation across the lines of business.

She served in the U.S. Air Force Cyberspace Operations, where she directed full-spectrum operations for the Air Force Computer Emergency Response Team (AFCERT), and she served as defensive cyber operations planner at 24th Air Force and NORAD/USNORTHCOM. She continues to serve her country in a Reserve capacity by leading strategic cyber force development initiatives in her current assignment at the Pentagon.

“It is an honor and privilege to welcome such a seasoned and talented leader to Cerberus Sentinel,” said David Jemmett, CEO. “Ashley brings a strategic mindset and deep technical expertise, and that powerful combination is what makes her uniquely qualified to serve as our CISO. As a proven cybersecurity practitioner, she brings extensive experience across military, financial services, and professional services organizations.

“Ashley is an innovative thought leader in the cybersecurity domain and understands the challenges of today’s sophisticated cyber threat actors. She will turbocharge our efforts to attract and retain top talent, who can help our clients navigate the complex challenge of managing cyber risk. As Cerberus Sentinel continues to grow both nationally and internationally, Ashley will play a key role in shaping the future of our organization.

“Cerberus Sentinel is unique among cybersecurity providers, because we are thinking about the problem differently and are looking to disrupt the product-centric status quos,” said Devoto. “I am excited to draw on my experience designing, building, and operating cybersecurity organizations to sharpen and drive our strategy to bring substantive change to how our clients protect themselves from cyber risk. Our mission is to reframe the dynamic into one in which organizations see cybersecurity as a part of their success culture and not a collection of products or point solutions. We bring differentiated and integrated services to strengthen our clients’ cybersecurity defenses and drive business resilience.”

About Cerberus Sentinel

Cerberus Sentinel is a Managed Compliance and Cybersecurity Provider (MCCP) with its exclusive MCCP+ managed compliance and cybersecurity services plus culture program. The company is rapidly expanding by acquiring world-class cybersecurity, secured managed services, and compliance companies with top-tier talent that utilize the latest technology to create innovative solutions to protect its clients against continuing and emerging security threats and compliance obligations.

Forward-Looking Statements

This news release contains certain statements that may be deemed to be forward-looking statements under federal securities laws, and we intend that such forward-looking statements be subject to the safe-harbor created thereby. Such forward-looking statements include, among others, the belief that Ms. Devoto will turbocharge efforts to attract and retain top talent, who can help clients navigate the complex challenge of managing cyber risk; the belief that Ms. Devoto will play a key role in shaping the future of the organization; the expectation that Ms. Devoto will draw on her experience designing, building, and operating cybersecurity organizations to sharpen and drive the company’s strategy to bring substantive change to how its clients protect themselves from cyber risk; and the mission to reframe the dynamic into one in which organizations see cybersecurity as part of their success culture and not a collection of products or point solutions. These statements are often, but not always, made through the use of words or phrases such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “predict,” “plan,” “project,” “continuing,” “ongoing,” “potential,” “opportunity,” “will,” “may,” “look forward,” “intend,” “guidance,” “future” or similar words or phrases. These statements reflect Cerberus Sentinel’s current views, expectations, and beliefs concerning future events and are subject to substantial risks, uncertainties, and other factors that could cause actual results to differ materially from those reflected by such forward-looking statements. Such factors include, among others, risks related to our ability to raise capital; our ability to increase revenue and cash flow and become profitable; our ability to recruit and retain key talent; our ability to identify and consummate acquisitions; our ability to acquire, attract, and retain clients; and other risks detailed from time to time in the reports filed with the Securities and Exchange Commission, including the Registration Statement on Form S-1 (No. 333-261645), as amended, and any related prospectus. You should not place undue reliance on any forward-looking statements, which speak only as of the date they are made. Except as required by law, Cerberus Sentinel assumes no obligation and does not intend to update any forward-looking statements, whether as a result of new information, future developments, or otherwise.

Company Contact:

Neil Stinchcombe, CMO

Cerberus Sentinel

480-500-7294

Neil.Stinchcombe@cerberussentinel.com

Public Relations:

Cathy Morley Foster

Eskenzi PR

925-708-7893

cathy@eskenzipr.com

Investor Relations:

Matt Glover or Alex Kovtun

Gateway Investor Relations

949-574-3860

CISO@gatewayir.com

Wire Service Contact

InvestorWire (IW)

Los Angeles, California

www.InvestorWire.com

212.418.1217 Office

Editor@InvestorWire.com